Exhibit 10.28.1

Execution Copy

TRAILER BRIDGE, INC.

9¼% SENIOR SECURED NOTES DUE 2011

INDENTURE

Dated as of December 1, 2004

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

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CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06,7.07
	(c)	7.06,12.02
	(d)	7.06
314	(a)	4.03
	(a)(4)	12.04
	(b)	10.02
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	10.02
	(e)	12.05.
	(f)	N.A.
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.09
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(b)	12.01
	(c)	12.01

N.A. means not applicable.

This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE dated as of December 1, 2004 between TRAILER BRIDGE, INC., a Delaware corporation (the “Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national bank association, as trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of (i) the Company’s 9¼% Senior Secured Notes due 2011 (the “Initial Notes”) and (ii) if and when issued, the series of the Company’s 9¼% Senior Secured Notes due 2011 issued in exchange for any Initial Notes in an Exchange Offer (the “Exchange Notes” and, together with the Initial Notes, the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions.

“Additional Assets” means:

(1) any property, equipment or other tangible assets used in a Related Business; or

(2) the Capital Stock of a Person primarily engaged in a Related Business that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary.

“Additional Interest” means “Additional Interest” then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means:

(1) any other Person, directly or indirectly, controlling or controlled by; or

(2) under direct or indirect common control with such specified Person.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Applicable Premium” means with respect to any Redemption Date, the greater of (x) 1.0% of the principal amount of such Note and (y) the excess of (A) the present value at such time of (1) the redemption price of such Note at November 15, 2008 (without regard to accrued and unpaid interest) plus (2) all required interest payments due on such Note through November 15, 2008, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Disposition” means any sale, lease, transfer, exchange or other disposition (or series of related sales, leases, transfers, exchanges or dispositions) by the Company or any Restricted Subsidiary, including, without limitation, any disposition by means of a merger, consolidation or similar transaction, by the way of a sale and leaseback or pursuant to loss, destruction, damage, condemnation or similar taking, (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary;

(3) any other assets or rights of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary; or

(4) any Collateral;

in each case, other than (x) grants of Liens permitted by Section 4.12 or made pursuant to any Security Document and dispositions pursuant thereto or (y) dispositions of assets that are damaged, worn out, obsolete or otherwise no longer useful in the business of the Company or the Restricted Subsidiaries; and

other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary;

(B) for purposes of Section 4.10 only, (y) a disposition that constitutes a Restricted Payment permitted by Section 4.08 or a Permitted Investment and (z) a disposition of all or substantially all the assets of the Company, by merger or otherwise, in accordance with the provisions of Section 5.01; or

(C) a disposition of an asset or pursuant to a series of related dispositions, assets with a fair market value of less than $500,000.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate then borne by the Notes, compounded semiannually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Bankruptcy Code” means Title 11, U.S. Code, as amended, or any similar federal or state law, or any similar law of any jurisdiction foreign to the United States of America or to any state thereof, including political subdivision thereof, in each case for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of one or more of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or otherwise has the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

(2) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(3) the adoption or approval by the Board of Directors or shareholders of the Company, of a plan relating to the liquidation or dissolution of the Company; or

(4) the merger or consolidation of the Company with or into another Person or the merger or consolidation of another Person with or into the Company, or the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by one or more Permitted Holders) or group of related persons for purposes of Section 13(d) of the Exchange Act, other than a transaction following which (A) in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person (or any parent thereof) in such merger or consolidation transaction and (B) in the case of such a sale, lease, exchange or other transfer of assets transaction, the transferee Person becomes a Subsidiary of the transferor of such assets.

“Clearstream” means Clearstream Banking, societe anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the following property, as more particularly described in the Security Documents and together with any other property or assets subject to Liens to secure the Note Obligations pursuant to the Security Documents:

(1) the United States Flag Barges San Juan-JAX Bridge and JAX-San Juan Bridge, which are being acquired by the Company as of the Issue Date, together with related assets and rights as more fully described in the Security Documents;

(2) approximately 2,805 shipping containers, 2,030 chassis, and 305 Vehicle Transport Modules® (VTM®s) owned by the Company as of the Issue Date, together with related assets and rights as more fully described in the Security Documents;

(3) the Company’s Jacksonville, Florida office and terminal facilities and related real property, as owned by the Company on the Issue Date, and the buildings, fixtures and other assets and rights related thereto, as more fully described in the Security Documents;;

(4) any proceeds of the foregoing;

(5) all of the Capital Stock owned by the Company or any Restricted Subsidiary of any Person that owns any Collateral in the future; and

(6) any assets substituted for such Collateral as provided for in the Security Documents.

Notwithstanding anything to the contrary contained herein or in any of the Security Documents, the term “Collateral” shall not include the Excluded Accounts Receivable.

“Collateral Disposition” means any Asset Disposition to the extent involving assets or other rights or property that constitute Collateral under the Security Documents.

“Commodity Hedging Agreements” means, in respect of a Person, any agreements or arrangements designed to protect such Person against fluctuations in the price of any commodity, in each case, entered into in the ordinary course of business and in connection with the conduct of such Person’s business and not for speculative purposes.

“Company” means the Person named as the “Company” in the introductory paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, the term “Company” shall mean such successor Person and each successive successor Person.

“Congress Loan Agreement” means that certain Loan and Security Agreement dated as of April 23, 2004, by and among Congress Financial Corporation (Florida), as agent, the financial institutions parties thereto as lenders, and the Company, as amended by Amendment No. 1 to Loan and Security Agreement and Amendment No. 2 to Loan and Security Agreement, and as the same may be further amended, modified, supplemented, extended, restated or replaced from time to time.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available on or prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided that:

(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (y) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (z) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition or improvement of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business (which for purposes of the foregoing, shall be deemed to include any vessel acquired for use in a Related Business), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, determined in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

(2) amortization of debt discount, premium and debt issuance cost;

(3) capitalized interest;

(4) non-cash interest payments and expense;

(5) the interest component of any deferred payment obligations;

(6) commissions, discounts and other fees and charges Incurred in respect to letters of credit and bankers’ acceptance financing;

(7) net payments pursuant to, and other net costs associated with, Hedging Obligations (including amortization of fees);

(8) dividends in respect of all Disqualified Stock of the Company or Preferred Stock of any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Disqualified stock or Preferred Stock);

(9) interest incurred in connection with Investments in discontinued operations; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust, in each case, whether paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period).

“Consolidated Net Income” means, for any period, the consolidated net income of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided that there shall not be included in such Consolidated Net Income:

(1) any net income of any Person (other than the Company) that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(A) subject to the exclusion contained in clause (3) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2) any net income of any Restricted Subsidiary (other than a Guarantor) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(A) subject to the exclusion contained in clause (3) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3) any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(4) extraordinary gains or losses;

(5) the cumulative effect of a change in accounting principles; and

(6) any unrealized non-cash gains or losses in respect of currency fluctuations.

Notwithstanding the foregoing, for the purposes of Section 4.08 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

“Consolidated Tangible Assets” means, as of any date of determination, (i) the total assets less, (ii) to the extent otherwise included and without duplication, the sum of (a) accumulated depreciation and amortization, (b) allowances for doubtful receivables, (c) other applicable reserves and other properly deductible items (for example, unamortized debt discount and expenses and other unamortized costs and charges), (d) excess of cost over fair value of assets of business acquired, as determined in good faith by the Board of Directors of the Company, (e) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied, (f) treasury stock, (g) cash set apart and held in a sinking or other analogous fund established for the redemption or other retirement of Capital Stock or Indebtedness, (h) Investments in and assets of Unrestricted Subsidiaries, and (i) goodwill, in each case as shown on the balance sheet of the Company and the Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Currency Agreement” means, in respect of a Person, any agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, in each case, entered into in the ordinary course of business and in connection with the conduct of such Person’s business and not for speculative purpose.

“Custodian” means any receiver, trustee, assignee, liquidator, sequester or similar official under the Bankruptcy Code.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Equipment” means all of the Company’s now owned and hereafter acquired equipment, wherever located, including containers, chassis’, tractors, vehicle transportation modules, machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“Designated Inventory” means all of the Company’s now owned or hereafter existing acquired goods, wherever located, which (a) are leased by the Company as lessor, (b) are held by the Company for sale or lease or to be furnished under a contract of service, (c) are furnished by the Company under a contract of service, or (d) consist of raw materials, work in progress, finished goods or materials used or consumed in a business, provided that the term “Designated Inventory” shall not include Designated Equipment.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the 91st day following the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the 91st day following the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(1) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described in Sections 4.10 and 4.17; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“EBITDA” for any period means the sum of Consolidated Net Income, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

(2) Consolidated Interest Expense;

(3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); and

(4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of, or reserve for, cash expenditures in the future), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary (other than a Guarantor) shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Equity Offering” means any underwritten public offering for cash of Capital Stock (other than Disqualified Stock) of the Company registered under the Securities Act other than any issuance of securities under any benefit plan of the Company or a Restricted Subsidiary.

“Euroclear” means Euroclear Bank S.A./N.V.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” has the meaning set forth in the preamble of this Indenture.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Accounts Receivable” means all present and future rights of the Company to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for Designated Inventory that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered (including services arising from the Company’s operation or use of any vessel or other Designated Equipment included in the Collateral but excluding amounts due from a third party in respect of the operation or use by a third party of any such vessel or Designated Equipment pursuant to the lease, charter or other disposition of such vessel or Designated Equipment), (c) for a secondary obligation relating to Excluded Accounts Receivable incurred or to be incurred, or (d) arising out of the use of a credit card or charge card or information contained on or for use with the card with respect to the payment of amounts constituting Excluded Accounts Receivable.

“fair market value” means, with respect to any Asset Disposition or Restricted Payment, the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Company if such value is less than $3.0 million; provided, however, if the value of such Asset Sale or Restricted Payment is $3.0 million or greater, such determination shall be made in good faith by the Board of Directors of the Company; and provided, further, if the value of such Asset Sale or Restricted Payment is $10.0 million or greater, such determination shall be made by an Independent Qualified Party.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board;

(3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Note Legend” means the legend set forth in Section 2.06(e)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Notes (which may be either Restricted Global Notes or Unrestricted Global Notes) issued or issuable in the global form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv) or 2.06(d) hereof.

“Government Securities” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such Government Securities or a specific payment of interest on or principal of any such Government Securities held by such custodian for the account of holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities evidenced by such depository receipt.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Restricted Subsidiary that becomes a guarantor of the Notes pursuant to Section 4.14, or otherwise, by executing a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Subsidiary Guarantee is released in accordance with the terms of this Indenture.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Hedging Obligations” of any Person means the net obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Hedging Agreement.

“IAI Global Note” means Notes sold to an Institutional Accredited Investor in the United States of America which shall be in a permanent global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee, and authenticated by the Trustee as herein provided.

“Incur” means create, incur, issue, assume, Guarantee, incur or otherwise become liable for or with respect to, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.07, (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3) the principal component of all obligations of such Person issued or assumed as the deferred purchase price of property due more than six months after the acquisition of such property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) the principal component of all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

(6) the principal component of all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7) the principal component of all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, net Hedging Obligations of such Person;

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the principal amount of any noninterest bearing or other discount security at any date will be the principal amount thereof that would be shown on a balance sheet of such Person dated such date prepared in accordance with GAAP.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Qualified Party” means an independent investment banking firm, accounting firm or appraisal firm, in each case of industry recognized standing.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the preamble of this Indenture.

“Initial Purchaser” has the meaning set forth in the respective Purchase Agreement.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Rate Agreement” means, in respect of a Person, any agreements or arrangements designed to protect such Person against fluctuations in interest rates accruing on Indebtedness for which it is liable, in each case, entered into in the ordinary course of business and in connection with conduct of such Person’s business and not for speculative purposes and in respect to a notional amount not in excess of the principal amount of such Indebtedness from time to time outstanding.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable or advances against supplies on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person (in each case other than in exchange for Capital Stock (other than Disqualified Stock) of the Company). Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.08:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means the first date on which the Notes are originally issued, authenticated and delivered under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of Initial Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, a ship or vessel mortgage or encumbrance, any option or other agreement to sell or give a security interest in, and any filing of or agreement to give any financing statement under, the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Cash” from an Asset Disposition means the aggregate cash proceeds and cash equivalents received by the Company or any Restricted Subsidiary therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1) all accounting, investment banking, legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Indebtedness” means Indebtedness or any other obligation:

(1) as to which neither the Company nor any Restricted Subsidiary, (a) provides any guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness); or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) the Incurrence of which will not result in any recourse against any of the assets of the Company or any Restricted Subsidiary; and

(3) no default with respect to which would permit (upon notice, lapse of time or any other event or condition, or any combination of the foregoing) any holder of any other Indebtedness or other obligation of the Company or any Restricted Subsidiary to declare pursuant to the express terms governing such Indebtedness or other obligation a default on such other Indebtedness or other obligation or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a person who is not a U.S. Person.

“Note Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Note Obligations” means the Notes, the Subsidiary Guarantees and all other obligations under the Indenture of any Obligor under this Indenture or the Security Documents.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligor” means each of the Company, the Guarantors and any other Persons that has granted to the Trustee a Lien upon any of the Collateral as security for the Note Obligations.

“Offering” means the offering of the Initial Notes by the Company on the Issue Date.

“Offering Memorandum” means the final Offering Memorandum of the Company dated November 16, 2004 with respect to the Offering.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Executive Vice President or any Vice-President or Director of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 12.04 and 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.04 and 12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company. Any Opinion of Counsel may be based, as to matter of fact, upon certificates of Officers of the Company or others, as the case may be.

“Participant” means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear or Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Collateral Liens” means Liens described in clauses (2), (4), (6), (18) and (19) of the definition of “Permitted Liens”.

“Permitted Holders” means the estate of M.P. McLean, any beneficiaries of such estate who receive Capital Stock of the Company from the estate, and any officers of the Company as of the Issue Date and any immediate family members of the foregoing (including any trust or other entity owned solely by or for the benefit of such individual).

“Permitted Investments” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person’s primary business is a Related Business;

(3) cash and Temporary Cash Investments;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(7) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.10;

(8) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable or other rights to payment held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or other rights to payment or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(9) Currency Agreements, Commodity Hedging Agreements and Interest Rate Agreements; and

(10) one or more joint ventures or Unrestricted Subsidiaries engaged in a Related Business to the extent that the aggregate amount of all cash and cash equivalents invested by the Company and the Restricted Subsidiaries, taken as a whole, does not exceed the greater of $5,000,000 or 10.0% of Consolidated Tangible Assets.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation or to support obligations to insurance companies in respect of deductibles, co-insurance claims or self-insured retention (and letter of credit obligations in respect thereof), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or cash equivalents to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’ or similar maritime Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings that are being diligently contested or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution, in each case, other than for the benefit of the Holders;

(4) Liens for taxes, assessments, governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings being diligently contested; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(5) Liens in favor of issuers of surety bonds or letters of credit and bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit and bankers’ acceptances do not constitute Indebtedness;

(6) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Indebtedness Incurred in accordance with Section 4.07 to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided that the Lien may not extend to any Collateral or other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property that do not constitute Collateral and that are affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8) Liens on Revolving Credit Collateral to secure Indebtedness incurred under clause (b)(1) of Section 4.07;

(9) Liens outstanding on the Issue Date (including Liens on cash or accounts that may be required in connection with funding obligations under the Company’s guaranteed ship financing bonds outstanding on the Issue Date) and amendments thereto that are not more restrictive, taken on a whole, than the corresponding Lien on the Issue Date;

(10) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that any such Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11) Liens on property at the time such Person or any of its Restricted Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(12) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Restricted Subsidiary of such Person;

(13) Liens securing obligations under Interest Rate Agreements entered into to protect against fluctuations in interest rates in the ordinary course of business, so long as such obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such obligations;

(14) Liens securing obligations related to Currency Agreements or Commodity Hedging Agreements entered into to protect against fluctuations in exchange rates and commodity prices in the ordinary course of business;

(15) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien permitted under the Indenture (other than Liens in respect of Indebtedness that is retired by the Company or any Restricted Subsidiary with the proceeds of the Initial Notes); provided that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness being Refinanced at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(16) Liens representing the interest or title of a lessor in connection with any operating lease or similar contract permitted under the Indenture;

(17) precautionary filings under the UCC or equivalent statute of any applicable jurisdiction;

(18) Liens securing the Notes and Subsidiary Guarantees;

(19) Liens for salvage or general average; and

(20) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary which secure obligations that do not exceed $5,000,000 at any one time outstanding.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on, and fees and other amounts in respect of, such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Private Placement Legend” means the legend set forth in Section 2.06(e)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means the Purchase Agreement dated November 16, 2004, among the Company, Jefferies & Company, Inc. and Fortis Securities LLC, as Initial Purchasers relating to the Offering.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or Subsidiary Guarantees, such Refinancing Indebtedness has a final maturity date later than the maturity of, and is subordinated in right of payment to, the Notes and Subsidiary Guarantees, as the case may be, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that is not a Guarantor which Refinances Indebtedness of the Company or a Guarantor or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, Jefferies & Company, Inc. and Fortis Securities LLC, as Initial Purchasers relating to the Offering.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Business” means the business of providing marine and/or land-based freight transportation services and any business reasonably related, ancillary or complementary to any such business, in each case as so reasonably determined by the Board of Directors of the Company in good faith.

“Responsible Officer” means any officer, including, without limitation, any vice president, assistant vice president, assistant treasurer or secretary within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee), or any other officer of the Trustee, customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to any particular corporate trust matter, any other officer or employee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other payments or distributions of any sort in respect of its Capital Stock or similar payment to the direct or indirect holders of its Capital Stock (other than (i) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), or (ii) dividends or distributions payable solely to the Company or a Restricted Subsidiary);

(2) the making of any payment on, or with respect to, or the purchase, redemption or other acquisition or retirement for value of, any Capital Stock of the Company or any parent of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3) the making of any payment on, or with respect to, or the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of, any Subordinated Obligations of such Person or any of its Subsidiaries; or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Period” means the 40-day distribution compliance period as set forth in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Revolving Credit Facilities” means the Loan and Security Agreement among the Company, Congress Financial Corporation (Florida), as agent, and the lenders from time to time party thereto in effect on the Issue Date, as the same may be amended, modified, supplemented, or extended from time to time, and any other revolving credit facility with one or more banks or other institutional lenders providing for revolving credit loans or letters of credit, in each case together with all agreements, documents and instruments related thereto and amendments, modifications, supplements or extensions thereto.

“Revolving Credit Collateral” has the meaning set forth in the definition of the term “Collateral” (as such definition is in effect on the Issue Date and without giving effect to any future amendment or supplement to, or any other modification of, such definition) in the Congress Loan Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc. and any of its successors.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Security Agreement, the First Preferred Fleet Mortgage, the Real Estate Mortgage, the Assignment of Earnings, and the Assignment of Insurances, each as entered into between the Company and the Trustee on the Issue Date, and that certain Access Agreement dated as of the Issue Date entered into among the Company, the Trustee and Congress Financial Corporation

(Florida) as agent, together with any other security agreements, pledge agreements, collateral assignments, mortgages, vessel mortgages, marine mortgages, deeds of covenants, assignments of earnings and insurances, share pledges, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company and any other Obligor creating, or purporting to create, a Lien upon Collateral in favor of the Trustee for the benefit of the holders of the Notes, subject to certain payment priorities, in each case as amended, modified, supplemented, renewed, restated or replaced, in whole or part, from time to time, in accordance with its terms.

“Senior Indebtedness” means, with respect to any Person, Indebtedness of such Person that is not a Subordinated Obligation of such Person.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that (i) owns any Collateral or (ii) would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited), limited liability company or joint venture (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (i) the only general partners or managing members of which are such Person and/or one or more Subsidiaries of such Person (or any combination thereof) or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership, limited liability company or joint venture, respectively.

“Subsidiary Guarantee” means any guarantee of the Note Obligations by any Guarantor pursuant Article XI hereof.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof;

(2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than the Company or an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; and

(5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A2” by Moody’s.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to November 15, 2008; provided, however, that if the period from the Redemption Date to November 15, 2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to November 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below, and (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if it:

(1) has no indebtedness other than Non-Recourse Indebtedness;

(2) is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4) does not guarantee, secure with any of its assets or properties or otherwise directly or indirectly provide credit support for any Indebtedness of the Company or any Restricted Subsidiary;

(5) does not own any Capital Stock of or own or hold any Lien on any asset or property of, the Company or any Restricted Subsidiary and does not own any Collateral; and

(6) would constitute an Investment which the Company could make in compliance with Section 4.08.

If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture, and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date and subject to immediate compliance with Section 4.07, the failure with which to so comply will constitute a Default.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.07, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (B) no Default shall have occurred and be continuing. Any such designation by such Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of such Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. dollars” means United States dollars.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Restricted Subsidiaries.

SECTION 1.02.	Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Asset Sale Proceeds Account”	4.10
“Change of Control Offer”	4.17
“Change of Control Payment”	4.17
“Change of Control Payment Date”	4.17
“Collateral Proceeds Offer”	4.10
“Covenant Defeasance”	8.05
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Funding Guarantor”	11.05
“Legal Defeasance”	8.04
“Offer Amount”	4.10
“Offer Period”	4.10
“Paying Agent”	2.03
“Payment Default”	6.01
“Purchase Date”	4.10
“Redemption Date”	3.07
“Registrar”	2.03
“Released Interest “	10.03(b)(i)
“Successor Company”	5.01
“Valuation Date”	10.03(b)(i)(A)(2)

SECTION 1.03.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and if applicable, any Guarantor and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.	Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive, and “including” means “including without limitation,” “including but not limited to” or words of similar import;

(4) the word “will” shall be construed to have the same meaning and effect as the word “shall;”

(5) words in the singular include the plural, and in the plural include the singular;

(6) provisions apply to successive events and transactions;

(7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(8) references to “Sections,” “clauses,” “Articles,” “Exhibits” and “Schedules” shall be to Sections, clauses, Articles, Exhibits and Schedules, respectively, of this Indenture unless otherwise specifically provided;

(9) the use in this Indenture of the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Indenture in its entirety and not to any particular provision hereof; and

(10) this Indenture, the Security Documents and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the party who drafted the various provisions of the same. Each and every provision of this Indenture, the Security Documents and instruments and documents entered into and delivered in connection therewith shall be construed as though the parties participated equally in the drafting of the same. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Indenture, or the Security Documents and instruments and documents entered into and delivered in connection therewith.

ARTICLE II

THE NOTES

SECTION 2.01.	Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. Subject to Section 4.14 and 11.02 hereof, the Notes may bear notations of Subsidiary Guarantees.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note or any notation of Subsidiary Guarantees thereon conflicts with the express provisions of this Indenture, the provisions of this Indenture shall, to the extent not prohibited by applicable law, govern and be controlling.

Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the “Schedule of Exchanges in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, the Depositary or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Bank” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Regulation S Global Notes that are held by members of, or Participants, in DTC through Euroclear or Clearstream.

SECTION 2.02.	Execution and Authentication.

One Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer of the Company whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) the Initial Notes for original issue on the Issue Date in the aggregate principal amount of $85,000,000, and (ii) any Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case, upon a written order of the Company signed by one Officer, which written order shall specify (a) the amount of Notes to be authenticated and the date of original issue thereof, (b) whether the Notes are Initial Notes or Exchange Notes and (c) the amount of Notes to be issued in global form or definitive form. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The Initial Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes and the Exchange Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.	Registrar and Paying Agent.

The Company shall maintain an office or agency within the United States of America where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing in advance of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Trustee has been appointed by DTC to act as Note Custodian with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar or Paying Agent, and, with respect to the Security Documents, the Trustee shall also act collateral agent for the benefit of the Holders of the Notes.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to that Agent.

SECTION 2.04.	Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium or Additional Interest, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or an Affiliate of the Company (including any Subsidiary) acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall provide to a Responsible Officer of the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, which list may be conclusively relied upon by the Trustee, and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.06.	Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Company for Definitive Notes only if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion notifies the Trustee in writing that it elects to cause issuance of the Notes in certificated form. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (d) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon an Exchange Offer by the Company in accordance with Section 2.06(d) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by (3) thereof, in each case, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in Item (1)(a) thereof;

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

(3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(c), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(c).

(i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable.

(ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof;

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in Item (4) thereof; and

(3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Trustee and the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

(iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

(d) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that are not (1) broker-dealers, (2) Persons participating in the distribution of the Exchange Notes or (3) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in such Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in such Exchange Offer without the Private Placement Legend in the appropriate principal amount. Concurrent with the issuance of such Unrestricted Global Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

(e) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH TRAILER BRIDGE OR ANY AFFILIATE OF TRAILER BRIDGE WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO TRAILER BRIDGE OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO TRAILER BRIDGE’S AND THE TRUSTEE’S, OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii) or (d) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF, AND IS HELD BY, THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO ARTICLE II OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF TRAILER BRIDGE, INC. OR ANY SUCCESSOR THERETO.”

Additionally, for so long as DTC is the Depositary with respect to any Global Note, each such Global Note shall also bear a legend in substantially the following form:

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), TO TRAILER BRIDGE, INC. OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN

THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee, the Note Custodian or by the Depositary at the direction of the Trustee, to reflect such increase.

(g) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, subject to Section 2.06, the Company shall execute and, upon the Company’s written order, signed by one or more officers of the Company, the Trustee shall authenticate Global Notes and Definitive Notes at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.10, 4.17 and 9.05 hereof).

(iii) The Registrar shall not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture and the Subsidiary Guarantees, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company and the Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of a Note other than in denominations of $1,000 or multiple integrals thereof.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

(ix) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as (i) to whether any Person is or is not a U.S. person as described in the proviso contained in Section 2.06(b)(i), or a Person described in clauses (1), (2) and (3) of each of Sections 2.06(b)(iv)(A), 2.06(c)(ii)(A) and 2.06(d) hereof or (ii) as to whether any Person is or is not a Person, and whether a transfer is made pursuant to the exemptions from the Securities Act described in Sections 2.06(c)(i)(A) and 2.06(c)(i)(B), 2.06(b)(iii)(A) or (B) or otherwise under applicable law (other than the TIA) with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.	Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by one Officer of the Company, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee and any Agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their respective expenses in replacing a Note. If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee and any Agent in connection therewith.

Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.	Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest and Additional Interest, if any, on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest and Additional Interest, if any.

SECTION 2.09.	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company, a Subsidiary of the Company or an Affiliate of the Company offers to purchase or acquires pursuant to an offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company, such Subsidiary or such Affiliate until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10.	Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by one Officer of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Notes to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation other than as contemplated by an Exchange Offer.

SECTION 2.12.	Calculation of Interest; Computation of Interest.

Interest on the Notes will accrue from the Issue Date or, if interest has already been paid, from the date it was most recently paid. In addition, interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.13.	Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14.	CUSIP, Common Code and ISIN Numbers.

The Company in issuing the Notes may use “CUSIP”, “Common Code” and “ISIN” numbers (if then generally in use) in addition to the other identification numbers printed on the Notes, and, if so, the Trustee shall use “CUSIP”, “Common Code” and “ISIN” numbers in notices of redemption or repurchase, as the case may be, as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase, as the case may be, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase, as the case may be, shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP”, “Common Code” and “ISIN” numbers.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.01.	Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) that the redemption price will be deposited with the Trustee in immediately available funds no later than 10:00 a.m., New York City time, on the redemption date.

SECTION 3.02.	Selection of Notes to be Redeemed.

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, and which may provide for the selection for redemption of portions of the principal of the Notes in denominations of $1,000 or integral multiples thereof. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

The provisions of the two preceding paragraphs of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

SECTION 3.03.	Notice of Redemption.

Subject to the provisions of Section 4.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption cease to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to such redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least

45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.	Deposit of Redemption Price.

No later than 10:00 a.m. New York City Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest (including Additional Interest), if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest (including Additional Interest), if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.	Optional Redemption.

(a) Except as set forth in clause (b) or (c) of this Section 3.07, the Notes shall not be redeemable at the Company’s option prior to November 15, 2008. On or after November 15, 2008, the Notes will be subject to redemption at any time or from time to time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Additional Interest), if any, thereon, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on November 15 of the years indicated below:

Year	Percentage
2008	104.625%
2009	102.313%
2010 and thereafter	100.000%

(b) Prior to November 15, 2007, the Company may, at it option, on one or more occasions redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes originally issued under this Indenture at a redemption price (expressed as a percentage of the principal amount) equal to 109.25%, plus accrued and unpaid interest (including Additional Interest), if any, thereon, to the redemption date, with the net cash proceeds of any one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes remain outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and provided, further, that each such redemption occurs within 90 days after the date of such Equity Offering.

(c) In addition, at any time prior to November 15, 2008, the Notes may be redeemed, in whole or in part, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued unpaid interest, if any, to, the date of redemption (the “Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.	Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. However, pursuant to 4.10 and 4.17 hereof, under certain circumstances, the Company may be required to offer to purchase the Notes.

ARTICLE IV

COVENANTS

SECTION 4.01.	Payment of Notes.

The Company shall pay or cause to be paid the principal of, and premium, if any, interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Additional Interest, if any, then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

SECTION 4.02.	Maintenance of Office or Agency.

The Company shall maintain in the United States of America, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office or agency of the Trustee, as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.	Reports.

(a) Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, the Company shall furnish to the Trustee and each of the Holders of Notes, within the time periods specified in the SEC’s rules and regulations, (i) all quarterly and annual reports which would be required to be filed with the SEC if the Company were required to file such reports, and (ii) all current reports which would be required to be filed with the SEC if the Company were required to file such reports.

(b) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (a)(i) and (a)(ii) of this Section 4.03 with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

(c) The Company agrees that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the Holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04.	Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, the Notes and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge no Default or Event of Default has occurred during such year (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she has knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or premium or interest (including any Additional Interest), if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after the occurrence thereof, an Officer’s Certificate providing notice that an event or circumstance that constitutes a Default or an Event of Default has occurred and is existing and specifying such Default or Event of Default, the status thereof and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.	Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, charges, assessments, and governmental levies except such as are contested in good faith and, if required, by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.	Waiver of Stay, Extension and Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, the Notes or the Security Documents; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.	Limitation on Indebtedness.

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided that the Company and any Guarantor may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing, or would occur as a consequence of such Incurrence, and the Consolidated Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements have been or are available immediately preceding the date on which such Indebtedness is Incurred would have been at least 2.25 to 1.0, as if such Indebtedness had been Incurred at the beginning of such four-quarter period.

(b) Notwithstanding the foregoing paragraph (a), so long as no Default has occurred or is continuing, the Company, any Guarantor or the Restricted Subsidiaries, as applicable, may Incur, to the extent provided below, the following Indebtedness:

(1) Indebtedness Incurred by the Company or any Guarantor pursuant to a Revolving Credit Facility; provided, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the lesser of (i) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries that do not constitute Collateral (net of allowance for doubtful accounts and excluding receivables due from Affiliates) determined in accordance with GAAP at the time of the Incurrence, or (ii) $20,000,000;

(2) intercompany Indebtedness owed by the Company to a Restricted Subsidiary or owed by a Restricted Subsidiary to the Company or another Restricted Subsidiary;

provided that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes or (ii) if a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to its Subsidiary Guarantee;

(3) Indebtedness of the Company under the Notes and of any Guarantor pursuant to its Subsidiary Guarantee;

(4) Indebtedness of the Company outstanding on the Issue Date (but excluding Indebtedness described in clause (1), (2) or (3) of this paragraph (b)) and excluding Indebtedness to be repaid with the proceeds of the Initial Notes;

(5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and excluding therefrom any of such Indebtedness that is extinguished, retired or repaid in connection with such acquisition; provided that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or described in or Incurred pursuant to clause (3), (4), (5) or (6) of this paragraph;

(7) Hedging Obligations;

(8) Indebtedness (including Capital Lease Obligations) of the Company or any Restricted Subsidiary (including any Refinancing Indebtedness with respect thereto) Incurred, in the ordinary course of business, to finance the acquisition, construction or improvement of any fixed or capital assets used or useable in a Related Business, including any Indebtedness assumed in connection with the acquisition of any such assets, in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (8) and then outstanding, does not exceed the greater of (i) $5,000,000 or (ii) 10% of Consolidated Tangible Assets (measured at the time of the original incurrence of such Indebtedness, in the case of a Refinancing);

(9) Indebtedness of the Company or any Restricted Subsidiary arising from customary agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any Restricted Subsidiary or any business or fixed or capital assets of the Company or a Restricted Subsidiary; provided, however, (A) such Indebtedness is not reflected as a liability on the balance sheet of the Company or any Restricted Subsidiary and (B) the maximum liability therefor shall not exceed the gross cash proceeds actually received by the Company or a Restricted Subsidiary in connection with such disposition;

(10) any Guarantee by the Company or a Guarantor of any Indebtedness permitted to be Incurred pursuant to this Indenture; provided that a Guarantee of any

Indebtedness of a Restricted Subsidiary that ceases to be a Restricted Subsidiary shall be deemed to be an Investment other than a Permitted Investment, and subject to compliance with related provisions of this Indenture, at the time its Restricted Subsidiary status terminates in an amount equal to the maximum principal amount as guaranteed for so long as such Guarantee remains outstanding;

(11) Indebtedness of the Company or any Restricted Subsidiary in respect of bid, performance, surety or appeal bonds issued for the account and benefit of the Company or a Restricted Subsidiary and provided in the ordinary course of business of the Company and the Restricted Subsidiaries; and

(12) in addition to the items referred to in the preceding clauses (1) through (11) above, Indebtedness of the Company and the Guarantors in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (12) and then outstanding will not exceed $5,000,000 at any time outstanding.

(c) Notwithstanding the foregoing, the Company will not, and will not permit any Guarantor or Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof (or in the case of any Guarantee pursuant to the foregoing paragraph (b), if the proceeds of direct Indebtedness so Guaranteed) are used, directly or indirectly, to Incur or Refinance any Subordinated Obligations of the Company or any Guarantor or Restricted Subsidiary unless such Indebtedness shall be subordinated to the Notes or relevant Subsidiary Guarantee, as applicable, to at least the same extent as such as such Subordinated Obligations.

(d) For purposes of determining compliance with this covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above in paragraph (b) or is entitled to be incurred pursuant to paragraph (a) of this covenant, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its Incurrence, or later classify or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant and (ii) at each such time, the Company will be entitled to divide, classify and reclassify an item of Indebtedness in more than one of the types of Indebtedness described above.

(e) The Company will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes and the relevant Subsidiary Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor or Restricted Subsidiary, as the case may be.

SECTION 4.08.	Limitation on Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company would not be permitted to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.07; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed, after giving effect to adjustments in the following paragraph (b), the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements are available on or prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(C) the amount by which Indebtedness of the Company issued after the Issue Date is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange) provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or, in the case of a sale financed directly or indirectly with Indebtedness, to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D) an amount equal to the sum of (y) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person after the Issue Date resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (z) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made and treated as a Restricted Payment by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(E) $2,500,000.

(b) The preceding provisions of this covenant will not prohibit any of the following:

(1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Guarantor made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments in clause (3) of paragraph (a) above and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Guarantor made by exchange for, or out of the net cash proceeds of the substantially concurrent Incurrence of Refinancing Indebtedness; provided that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments in clause (3) of paragraph (a) above;

(3) the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided that the aggregate amount of such repurchases and other acquisitions shall not exceed $500,000 in any calendar year (other than deemed repurchases in connection with the cashless exercise of stock options); and provided, further, that such repurchases and other acquisitions (other than deemed repurchases in connection with the cashless exercise of stock options) shall be included in the calculation of the amount of Restricted Payments in clause (3) of paragraph (a) above;

(4) the payment of a dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted by the provisions of paragraph (a) of this covenant on the date of its declaration; provided that any such dividend made in reliance on this paragraph shall be included in the calculation of the amount of Restricted Payments in clause (3) of paragraph (a) above; or

(5) dividends on Disqualified Stock to the extent included in the definition of Consolidated Interest Expense; provided that such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments in clause (3) of paragraph (a) above.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment. Not later than (1) the end of any calendar quarter in which any Restricted Payment is made or (2) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in such quarter to exceed $1,000,000, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company’s latest available financial statements.

SECTION 4.09.	Limitation on Restrictions on Distributions from Restricted Subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(A) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date which encumbrance or restriction does not relate to any Person other than such Restricted Subsidiary;

(B) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (E) of clause (1) of this covenant or this clause (B) or contained in any amendment to an agreement referred to in clause (A) or (E) of clause (1) of this covenant or this clause (B); provided that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment taken as a whole are no more restrictive than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(C) any such encumbrance or restriction (i) consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder or (ii) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract;

(D) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(E) this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents; and

(F) restrictions on transfers of property subject to any Liens permitted to be granted under, or incurred not in breach or violation of, any other provision of the Indenture.

SECTION 4.10.	Limitation on Sales of Assets.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition (including a Collateral Disposition) unless:

(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), of the shares or other assets subject to such Asset Disposition; provided, the foregoing requirement shall not apply to any Asset Disposition pursuant to any loss, destruction or damage to an asset, a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of the covenant contained in Section 4.12;

(2) at least 75% of the consideration received therefrom by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

(3) in the case of a Collateral Disposition, the Trustee is promptly granted a perfected first priority security interest (subject only to Permitted Collateral Liens) in all assets or property received by the Company or any Restricted Subsidiary as consideration therefor (or, with respect to cash or cash equivalents, the portion of such cash and cash equivalents that constitutes Net Available Cash) as additional Collateral under the Security Documents to secure the Note Obligations, and, in the case of cash or cash equivalents constituting Net Available Cash, such cash or cash equivalents must be deposited into a segregated account under the sole control of the Trustee that includes only proceeds from the Collateral Disposition and interest earned thereon (an “Asset Sale Proceeds Account”) which proceeds shall be subject to release from the Asset Sale Proceeds Account for the uses described in paragraph (b) or (c) of this covenant as provided in this Indenture and the Security Documents.

For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (i) the assumption of all Indebtedness of the Company or any Restricted Subsidiary (other than liabilities that are Subordinated Obligations), and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness, in connection with such Asset Disposition; and (ii) securities received by the Company or any Restricted Subsidiary from the transferee which are promptly converted by the Company or such Restricted Subsidiary into cash.

(b) Within 365 days after the receipt of any Net Available Cash from an Asset Disposition, the Company or such Restricted Subsidiary, as the case may be, may apply such Net Available Cash:

(1) with respect to Net Available Cash from a Collateral Disposition, to repurchase or redeem Notes;

(2) with respect to Net Available Cash other than from a Collateral Disposition, to prepay, repay, redeem or purchase Senior Indebtedness (other than any Disqualified Stock) of the Company or a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company); provided, however, that in connection with any such prepayment or repayment, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid or repaid; or

(3) to acquire Additional Assets; provided that, with respect to Additional Assets acquired with Net Available Cash from a Collateral Disposition, (i) the Additional Assets are of a type similar to the Collateral and (ii) the trustee is promptly granted a perfected first priority security interest (subject only to Permitted Collateral Liens) in such Additional Assets.

Pending application of such Net Available Cash, other than from a Collateral Disposition, such Available Cash may temporarily be invested in Temporary Cash Investments or applied temporarily to reduce revolving credit Indebtedness. Any Net Available Cash that is not applied or invested as provided in clauses (1), (2) or (3) above within 365 days shall be deemed to constitute “Excess Proceeds.”

(c) When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will be required to make an offer to all Holders of Notes (an “Asset Sale Offer”) to purchase on a pro rata basis the maximum principal amount of the Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes purchased pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company and such Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture (and any such remaining Excess Proceeds held in the Asset Sale Proceeds Account shall be released therefrom as provided in this Indenture and the Security Documents). If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of the Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis or such other basis as the Trustee determines is appropriate. Upon completion of each such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

(d) In the event that, pursuant to this Section 4.10, the Company shall commence an Asset Sale Offer, it shall follow the procedures specified herein. The Asset Sales Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Additional Interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer. Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i) that the Asset Sale Offer is being made pursuant to this Section 4.10 and the length of time the Asset Sale Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest and Additional Interest, if any;

(iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest and Additional Interest, if any, on the Purchase Date;

(v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Company, such depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the

Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

(ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

If any of the Notes subject to an Asset Sale Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to such repurchases. On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.10. The Company, the Depositary (if any, and as referred to in clause (vi) above) or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and make available for delivery such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of its compliance with such securities laws or regulations.

SECTION 4.11.	Limitation on Affiliate Transactions.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s length dealings with a Person who is not an Affiliate;

(2) if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $3,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the disinterested members of the Board of Directors of the Company has determined in good faith that the criteria set forth in clause (1) are satisfied and has approved the relevant Affiliate Transaction as evidenced by a resolution; and

(3) if such Affiliate Transaction or series of related Affiliate Transactions involves an amount in excess of $5,000,000, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

(b) The provisions of the preceding paragraph (a) will not prohibit:

(1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.08;

(2) reasonable payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business approved by the Board of Directors of the Company;

(3) customary indemnities made in the ordinary course of business to employees or directors of the Company and the Restricted Subsidiaries;

(4) the payment of reasonable fees to directors of the Company and the Restricted Subsidiaries who are not employees of the Company or the Restricted Subsidiaries;

(5) any transaction between or among the Company and any Restricted Subsidiaries; and

(6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; and

(7) payments pursuant to the Company’s charterhire obligation to K-Corp., which was $2.6 million as of September 30, 2004, and acquired by its current shareholders in accordance with the terms thereof as in effect on the Issue Date.

SECTION 4.12.	Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on (i) any Collateral, except pursuant to a Security Document and except for Permitted Collateral Liens or (ii) any of its assets or properties that are not Collateral, except for Permitted Liens.

SECTION 4.13.	Limitation on Sale/Leaseback Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to paragraph (a) of Section 4.07 and (B) create a Lien on such property securing such Attributable Debt pursuant to Section 4.12;

(2) the gross proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors of the Company) of such property; and

(3) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10.

SECTION 4.14.	Future Guarantors

If the Company or any Restricted Subsidiary acquires or creates a Restricted Subsidiary after the Issue Date, then that newly acquired or created Restricted Subsidiary must, within 10 Business Days of the date on which it was acquired or created, (i) become a Guarantor by executing a supplemental indenture satisfactory to the Trustee in accordance with Article XI and (ii) if it owns any Collateral, become party to the applicable Security Documents as provided therein and in this Indenture.

SECTION 4.15.	Limitation on Business Activities.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into in any material respect any line of business other than a Related Business.

SECTION 4.16.	Payments for Consent

The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes, or any Security Document unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.17.	Offer to Repurchase upon Change of Control.

(a) Upon the occurrence of a Change of Control, the Company will offer to purchase each Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Interest), if any, thereon, to the date of purchase (the “Change of Control Payment”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, stating: (i) the description of the transaction or transactions that constitute the Change of Control, and the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control); (ii) that the Change of Control Offer is being made pursuant to this Section 4.17, and that all Notes validly tendered and not withdrawn will be accepted for payment; (iii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”); (iv) that any Note not tendered will continue to accrue interest and Additional Interest, if any; (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Change of Control Payment Date; (vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes properly endorsed, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes properly completed, together with other customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. If any of the Notes subject to a Change of Control Offer are in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures of the Depositary applicable to repurchases.

In addition, the Company shall comply, to the extent applicable, with the requirements of Rule 14(e) under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue of its compliance with such securities laws or regulations.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) by no later than 10:00 a.m., New York time, deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable, except as set forth in Article VIII hereof.

(d) The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.18.	Corporate Existence.

Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

ARTICLE V

SUCCESSORS

SECTION 5.01.	Merger, Consolidation, or Sale of Assets.

The Company will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the “Successor Company”) shall be the Company or a corporation organized or existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the Successor Company (if not the Company) shall expressly assume by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture, all Security Documents and, if then in effect, the Registration Rights Agreement, pursuant to a supplemental indenture and other appropriate documentation in form and substance reasonably satisfactory to the Trustee; (iii) immediately before and after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iv) except in the case of a merger or consolidation of the Company with or into a Restricted Subsidiary, or the Company transferring all or substantially all of its properties and assets to a Restricted Subsidiary, the Successor Company will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in Section 4.07(a) hereof; and (v) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each starting that such consolidation, merger or transfer and such supplemental indenture and other appropriate documentation (if any) comply with this Indenture and all Security Documents and that all necessary actions have been taken to preserve the priority and perfection of the Liens of all Security Documents.

SECTION 5.02.	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the Successor Company (if other than the Company) shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, lease, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to such Successor Company and not to the Person previously defined as Company), and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Company originally had been named as the Company herein; and when such Successor Company duly assumes all of the obligations and covenants of the Company pursuant to the Notes and hereto, the predecessor Person shall be relieved of all such obligations; provided, however, in the case of a lease of all or substantially all of its assets, the predecessor Company will not be released from the obligation to pay the principal of, and premium, if any, and interest on, the Notes. The Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the predecessor Person, any or all the Notes issuable hereunder which theretofore shall not have been signed by the predecessor Person and delivered to the Trustee; and, upon the order of the Successor Company, instead of the predecessor Person, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the predecessor Person to the Trustee for authentication, and any Notes which the Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Notes had been issued at the date of the execution hereof.

In case of such consolidation, merger, sale, assignment, lease, transfer, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01.	Events of Default.

An “Event of Default” occurs if:

(a) the Company defaults in the payment when due of interest on, Additional Interest, if any, on, with respect to, the Notes, and such default continues for a period of 30 days;

(b) the Company defaults in the payment when due (whether at the Stated Maturity, upon optional redemption, upon required purchases, upon declaration of acceleration or otherwise) of principal of or premium, if any, on any Note;

(c) the Company or any Restricted Subsidiary fails to comply with its obligations under Section 4.10, 4.17 or 5.01 hereof;

(d) the failure by the Company or any Restricted Subsidiary, as the case may be, to comply with any of the provisions of Section 4.03, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13 or 4.14 for 30 days after written notice of such failure to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(e) the Company or any Restricted Subsidiary fails to observe or perform any covenant or other agreement in this Indenture, the Notes or the Security Documents (other than the provisions expressly set forth in clauses (a), (b), (c) or (d) above) for 60 days after written notice of such failure to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of the Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default: (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more; provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of ten days following the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(g) the Company, any Guarantor, any of the Company’s Significant Subsidiaries or any group of Restricted Subsidiaries which, when taken together, would constitute a Significant Subsidiary of the Company, pursuant to or within the meaning of the Bankruptcy Code:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) generally is not paying its debts as they become due;

(h) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:

(i) is for relief against the Company, any Guarantor, any of the Company’s Significant Subsidiaries or any group of Restricted Subsidiaries which, when taken together, would constitute a Significant Subsidiary of the Company, in an involuntary case;

(ii) appoints a Custodian of the Company, any Guarantor, any of the Company’s Significant Subsidiaries or any group of Restricted Subsidiaries which, when taken together, would constitute a Significant Subsidiary of the Company, or for all or substantially all of the property of the Company, any Guarantor, any of the Company’s Significant Subsidiaries or any group of Subsidiaries which, when taken together, would constitute a Significant Subsidiary of the Company; or

(iii) orders the liquidation of the Company, any Guarantor, any of the Company’s Significant Subsidiaries or any group of Restricted Subsidiaries which, when taken together, would constitute a Significant Subsidiary of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(i) failure of the Company, any Guarantor, any of the Company’s Significant Subsidiaries or any group of Restricted Subsidiaries which, when taken together, would constitute a Significant Subsidiary of the Company, to pay any judgment, or judgments aggregating, in excess of $5,000,000, which judgment or judgments, as the case may be, are not discharged, waived or stayed for a period of 60 consecutive days following such judgment;

(j) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and the Indenture) or any Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or

(k) any Security Document or any Lien purported to be granted thereby on any one or more items of Collateral is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture or any Security Document) to be fully enforceable and perfected.

SECTION 6.02.	Acceleration.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of, and premium, if any, and accrued but unpaid interest (and Additional Interest, if any) on, all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become so due and payable immediately without further action or notice, and the Trustee shall immediately become unconditionally entitled to foreclose upon any or all of the Collateral, exercise and enforce its other rights and remedies in respect of the Collateral, subject to the provisions of this Indenture and the Security Documents, as applicable. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any Significant Subsidiary of the Company or any group of Restricted Subsidiaries which, taken together, would constitute a Significant Subsidiary, the principal of, and premium, if any, and accrued but unpaid interest (and Additional Interest, if any) on, all outstanding Notes shall be due and payable immediately without further action or notice, and the Trustee shall immediately become unconditionally entitled to foreclose upon any or all of the Collateral, exercise and enforce its other rights and remedies in respect of the Collateral, subject to the provisions of this Indenture and the Security Documents, as applicable. The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or premium, interest (including Additional Interest) that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.	Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest (including Additional Interest), if any, on, or the principal of, or premium on, the Notes including in connection with an offer to purchase. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.	Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.	Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note has previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes have offered to the Trustee reasonable security or indemnity against any loss, liability or expense to be incurred in compliance with such request;

(d) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) during such 60-day period, the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 6.07.	Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase or redemption), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other Obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee prior to making such payments directly to the Holders any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.	Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense, and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the cost of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.01.	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) The Trustee need perform only those duties that are specifically set forth in this Indenture and the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee. To the extent of any conflict between the duties of the Trustee hereunder and under the TIA, the TIA shall control.

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, as to any certificate or opinions which are required by any provision of this Indenture, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.	Rights of Trustee.

(a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for, and shall be fully protected in respect of, any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys, agents or independent contractors and shall not be responsible for the misconduct or negligence of any agent or independent contractor appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and under the Security Documents and any documents, instruments, or agreements executed and delivered by the Trustee relating to or in connection with the Collateral or the Security Documents (“Ancillary Security Instruments”) and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

SECTION 7.03.	Individual Rights of Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after an Event of Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Security Documents, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, the Security Documents or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and a Responsible Officer of the Trustee has received notice thereof, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within the later of (i) 90 days after the date such Default or Event of Default shall have occurred and (ii) 10 days after the date such Responsible Officer first had such actual knowledge. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interest of the Holders of the Notes. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (A) any Event of Default occurring pursuant to Section 6.01(a) or 6.01(b); or (B) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge. As used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.06.	Reports by Trustee to Holders of the Notes.

Within 60 days after each November 15 beginning with the November 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA §§313(b)(1) and (b)(2). The Trustee shall also transmit by mail all reports as required by TIA §313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

SECTION 7.07.	Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as such parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustee and each predecessor Trustee, and their respective agents, employees, officers, stockholders and directors, for and hold them harmless against any and all losses, liabilities, claims, damages or expenses including taxes (other than those based on the income of the Trustee) incurred by them arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents and any Ancillary Security Instrument, including the costs and expenses of enforcing this Indenture and the Note Obligations against the Company and/or the Guarantors (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Company or any Holder or any other person) or liability, loss, damage or expense in connection with the exercise or performance of any of its powers or duties hereunder or under the Security Documents or any Ancillary Security Instrument, except to the extent any such loss, liability, claim, damage or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it or any of its agents, employees, officers or shareholders or directors may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company and the Guarantors shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors may have separate counsel, and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld, conditioned or delayed.

The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Code.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.08.	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(c) a Custodian takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction (in the case of the Trustee, at the expense of the Company) for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement or resignation of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.	Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders of the Notes.

SECTION 7.10.	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other notes, certificates of interest or participation in other notes of the Company are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

SECTION 7.11.	Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE VIII

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 8.01.	Satisfaction and Discharge of Indenture.

This Indenture shall upon delivery of a written request of an Officer of the Company to the Trustee cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for and the payment, indemnity and contribution obligations of the Company in favor of the Trustee), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when the Company has paid all sums payable by it under the Indenture and either:

(a) all such Notes theretofore authenticated and delivered (other than (i) such Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 hereof and (ii) such Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.08 hereof) have been delivered to the Trustee for cancellation; or

(b) all such Notes not theretofore delivered to the Trustee for cancellation or otherwise have become due and payable by reason of the making of a notice of redemption, and (i) the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the purpose and the benefit of the Holders of such Notes, cash in U.S. dollars in an amount as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, premium, if any, and accrued interest) on such Notes not theretofore delivered to the Trustee for cancellation, and (ii) the Company has delivered to the Trustee irrevocable instructions under this Indenture to apply the deposited funds toward the payment of such Notes at their Stated Maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Company and the Guarantors to the Trustee under Section 7.07 hereof, and, if U.S. dollars shall have been deposited with the Trustee pursuant to clause (b) of this Section, the obligations of the Company or Trustee under Section 8.02 hereof and Section 8.08 hereof shall survive.

SECTION 8.02.	Application of Trust Money.

Subject to the provisions of Section 8.08 hereof, all money deposited with the Trustee pursuant to Section 8.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, any Additional Interest, and any premium and interest for whose payment such money has been deposited with the Trustee.

SECTION 8.03.	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, exercise its right under either Section 8.04 or 8.05 hereof with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.04.	Legal Defeasance.

Upon the Company’s exercise under Section 8.03 hereof of the option applicable to this Section 8.04, each of the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.06 hereof, be deemed to have discharged its obligations with respect to all outstanding Notes and, as applicable, its Subsidiary Guarantee on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that each of the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and to the extent applicable, represented by the Subsidiary Guarantees, which in each case shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.07 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes or Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.07 hereof, and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and interest (including Additional Interest), if any, on, such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 2.03, 2.04, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.04 notwithstanding the prior exercise of its option under Section 8.05 hereof.

SECTION 8.05.	Covenant Defeasance.

Upon the Company’s exercise under Section 8.03 hereof of the option applicable to this Section 8.05, each of the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.06 hereof, be released from its obligations under the covenants contained in Article IV hereof (other than those in Sections 4.01, 4.02, 4.05, 4.06, and 4.18) and clauses (iii) and (iv) of Section 5.01 hereof on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenants, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.03 hereof of the option applicable to this Section 8.05 hereof, subject to the satisfaction of the conditions set forth in Section 8.06 hereof, neither Sections 6.01(f), 6.01(i), 6.01(j) and 6.01(k) hereof nor, with respect to any Person other than the Company, Sections 6.01(g) and 6.01(h) hereof shall constitute Events of Default.

SECTION 8.06.	Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.04 or 8.05 hereof in order to exercise either Legal Defeasance or Covenant Defeasance with respect to the outstanding Notes:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest (including Additional Interest), if any, on, the outstanding Notes on the Stated Maturity or on the applicable repurchase or redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular repurchase or redemption date;

(b) in the case of an election under Section 8.04 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.05 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default arising from a breach of covenants due to the incurrence of Indebtedness the proceeds of which are used to make such deposit) or insofar as Section 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound, or if such breach, violation or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit (other than a Default or an Event of Default arising from a breach of covenants due to the incurrence of Indebtedness the proceeds of which are used to make such deposit);

(f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(h) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.07.	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.08 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.07, the “Trustee”) pursuant to Section 8.06 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay, and the Company and the Guarantors shall jointly and severally indemnify, the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.06 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or Government Securities held by it as provided in Section 8.06 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and reasonably acceptable to the Trustee (which may be the opinion delivered under Section 8.06(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.08.	Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, or interest and Additional Interest, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest and Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.09.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if at any time any amounts or securities deposited in accordance with this Article VIII, or amounts or securities paid or otherwise disbursed therefrom, are revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon any event, including the insolvency, bankruptcy or reorganization of the Company or any Restricted Subsidiary, then the Company’s and each Guarantor’s obligations under this Indenture, the Notes and the Security Documents, as the case may be, shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII, or as if such deposit or payment or disbursement had not been made, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, or interest and Additional Interest, if any, on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.	Without Consent of Holders of Notes.

Notwithstanding Sections 9.02 hereof, the Company and the Trustee, as the case may be, may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees or the Security Documents without the consent of any Holder of a Note:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders of the Notes by a Successor Company in accordance with Article V hereof;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(d) to add additional Guarantors under the Indenture or add Collateral with respect to, or to further secure, the Notes, or to release a Guarantor or Collateral (or a portion thereof) to the extent permitted by, and pursuant to the provisions of the Indenture or the Security Documents;

(e) to add to the covenants of the Company or any Restricted Subsidiary for the benefit of the Holders of the Notes or to surrender any right or power confirmed upon the Company or any Restricted Subsidiary;

(f) to make any change that does not adversely affect the rights of any holder of the Notes (and for purposes of the foregoing, any change in the Indenture, the Notes, the Subsidiary Guarantees or the Security Documents made to conform such documents to the description thereof in the Offering Memorandum shall be deemed not to adversely affect the rights of any holder of Notes);

(g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

(h) as otherwise provided in the Indenture or Security Documents, as the case may be.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by a Responsible Officer of the Trustee of an Officers’ Certificate and an Opinion of Counsel, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.02.	With Consent of Holders of Notes.

Except as provided below in this Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees or any Security Documents with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with the purchase of, or a tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes, the Subsidiary Guarantees or any Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the time for payment of interest on any Note;

(c) reduce the principal of or extend the Stated Maturity of any Note;

(d) alter the provisions with respect to the redemption or repurchase of the Notes or change the time at which any Note may be redeemed or repurchased as described under Section 4.10 or 4.17 (whether through amendment or waiver of provisions in the covenants, definitions, or otherwise);

(e) make any Note payable in money other than that stated in the Note;

(f) impair the right of any holder of the Notes to receive payment of principal of and premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(g) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(h) make any change in the ranking or priority of any Note or any Subsidiary Guarantee, or release any Guarantor from its Subsidiary Guarantee except as provided in this Indenture; or

(i) except as specifically permitted by this Indenture or any Security Documents, release all or substantially all of the Liens on the Collateral.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by a Responsible Officer of the Trustee of an Officers’ Certificate and an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 9.03.	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture, the Notes or the Subsidiary Guarantees shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.	Notation on or Exchange of Notes.

The Trustee may but shall not be obligated to place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.	Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture (or other amendment of the Security Documents) authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. Furthermore, no amendment or supplement to the provisions of the Security Documents will impose any obligation on the Trustee or adversely affect the rights of the Trustee in its individual capacity. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture or amendment, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment is authorized or permitted by this Indenture.

ARTICLE X

COLLATERAL AND SECURITY

SECTION 10.01.	Security Documents.

In order to secure the due and punctual payment of the principal, premium, if any, and interest on the Notes, when the same shall be due and payable, whether on an interest payment date, at the maturity date, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other Note Obligations under this Indenture, the Notes and the Subsidiary Guarantees, the Company has, on the Issue Date simultaneously with the execution and delivery of this Indenture, entered into Security Documents granting the Trustee a Lien on and security interest in the Collateral.

Any Person which, after the Issue Date, becomes a Guarantor under this Indenture, shall, upon becoming a Guarantor under this Indenture, become a party to each applicable Security Document with respect to the assets or property of such Person that are Collateral. Each Holder, by accepting a Note, consents and agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the terms of the Security Documents and this Indenture, and authorizes and directs the Trustee to enter into the Security Documents and any related Ancillary Security Instruments on its behalf and on behalf of such Holder and to perform its obligations and exercise its rights thereunder and in accordance therewith.

SECTION 10.02.	Recordings and Opinions.

(a) The Company and the Guarantors shall take or cause to be taker all action necessary or required under the Security Documents or reasonably requested by the Trustee to create, maintain, perfect, preserve and protect the Liens on and security interests in the Collateral granted by the Security Documents, to the extent necessary or required thereby or so requested by the Trustee, including, but not limited to, causing all financing statements, mortgages, the Security Documents (or a short form version thereof) and other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property, to be promptly recorded, registered and filed, and at all times to be kept recorded, and shall execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be necessary or required by law or so requested by the Trustee to preserve and protect the rights of the Holders of Notes under this Indenture and the Security Documents to all property comprising the Collateral. The Company shall from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereto or pursuant to the Security Documents. Notwithstanding the foregoing, the Trustee shall not have any duty or obligation to ascertain whether any such taxes are required to be paid at any time, and the determination referred to in the preceding sentence shall only be made by the Trustee upon receipt of written notice that such taxes are due and owing.

(b) The Company shall furnish or cause to be addressed and furnished to the Trustee at the time of execution and delivery of this Indenture, Opinions of Counsel substantially in the form of the opinions of counsel delivered on the Issue Date to the Initial Purchasers relating to any of the Collateral and/or the Security Documents.

(c) The Company and the Guarantors shall at all times comply with the provisions of TIA § 314(b) as then in effect (whether or not this Indenture is then required to be qualified under the TIA).

(d) Neither the Company nor any Guarantor shall convey or otherwise transfer any Collateral to any Person other than the Company or a Guarantor unless the Liens on the Collateral created under the Security Documents are released in accordance with this Indenture.

SECTION 10.03.	Possession, Use and Release of Collateral.

(a) Each Holder, by accepting a Note, consents and agrees to the provisions of the Security Documents and this Indenture governing the possession, use and release of Collateral. Each Holder, by accepting a Note, consents and agrees that Collateral may, and, as applicable, shall, be released or substituted in accordance with the terms of this Indenture and the Security Documents.

(b) Without limiting the provisions of Section 10.03(a) and subject to the provisions of the Security Document applicable to such Collateral:

(i) unless an Event of Default has occurred and is continuing, the Trustee shall release the Liens and security interests created by this Indenture and the Security Documents on any portion of Collateral subject to an Asset Disposition (Collateral so released, the “Released Interest”) upon compliance with the condition that the Company deliver to the Trustee the following:

(A) a notice from the Company requesting the release of the Released Interest:

(1) describing the proposed Released Interest;

(2) specifying the fair market value of such Released Interest on a date within 60 days of such notice (the “Valuation Date”);

(3) stating that the consideration received is at least equal to the fair market value of the Released Interest (if required pursuant to Section 4.10(a)(1));

(4) stating that the release of such Released Interest will not interfere with the Trustee’s ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral; and

(5) in the event that any assets other than cash, cash equivalents comprise a portion of the consideration received in such Asset Disposition, specifically describing such assets;

(B) an Officers’ Certificate stating that:

(1) such Asset Disposition (i) does not include the disposition of assets other than the Released Interest and (ii) complies with the terms and conditions of this Indenture with respect to Asset Dispositions (including Section 4.10);

(2) all Net Available Cash from the Asset Disposition will be deposited with the Trustee in an Asset Sale Proceeds Account pursuant to the provisions of Section 4.10 (or will otherwise be applied for a use permitted by Section 4.10 substantially concurrently with such Asset Disposition);

(3) there is no Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Disposition;

(4) the release of the Collateral will not result in a Default or an Event of Default; and

(5) all conditions precedent in this Indenture and the Security Documents relating to the release in question have been complied with;

(C) the Net Available Cash and other consideration from the Asset Disposition required to be delivered to the Trustee pursuant to this Indenture;

(D) all documentation necessary or reasonably requested by the Trustee to grant to the Trustee a perfected first priority security interest (subject only to Permitted Collateral Liens) in and Lien on all assets (other than Net Available Cash) comprising a portion of the consideration received in such Asset Disposition, if any; and

(E) all documentation required by the TIA (including without limitation TIA § 314(d)) prior to the release of Collateral by the Trustee (whether or not the Indenture is then required to be qualified under the TIA);

(ii) the Trustee shall release the Liens and security interests created by this Indenture and the Security Documents on all Collateral:

(A) upon satisfaction and discharge of the Indenture as provided in Section 8.01;

(B) upon Legal Defeasance or Covenant Defeasance as set forth in Sections 8.04, 8.05 and 8.06, as applicable; or

(C) with the consent of the Holders of all of the Notes then outstanding;

in each case following delivery to the Trustee of an Officers’ Certificate of the Company to the effect that any of the foregoing has occurred;

(iii) unless a Default has occurred and is continuing, the Trustee shall release the Liens and security interests created by this Indenture and the Security Documents on any Collateral held in the Asset Sale Proceeds Account upon delivery by the Company to the Trustee of a notice from the Company requesting the release and:

(A) an Officers’ Certificate stating that:

(1) there is no Default or Event of Default in effect or continuing on the date thereof;

(2) the release of such Collateral will not result in a Default or an Event of Default; and

(3) either:

a. such Collateral will be applied be applied for a use permitted by Section 4.10 substantially concurrently with such release; or

b. such Collateral constitutes Excess Proceeds that have been offered to but not accepted by Holders of Notes pursuant to a completed Asset Sale Offer in accordance with Section 4.10; and

(4) all conditions precedent in this Indenture and the Security Documents relating to the release in question have been complied with; and

(B) all documentation necessary or reasonably requested by the Trustee to grant to the Trustee a perfected first priority security interest (subject only to Permitted Collateral Liens) in and Lien on all Additional Assets acquired with such Collateral; and

(C) all documentation required by the TIA (including without limitation TIA § 314(d)) prior to the release of Collateral by the Trustee (whether or not the Indenture is then required to be qualified under the TIA);

(iv) unless a Default has occurred and is continuing, the Trustee shall release the Liens and security interests created by this Indenture and the Security Documents on any Collateral for which other assets are to be substituted as expressly provided for in the Security Documents upon delivery by the Company to the Trustee of a notice from the Company requesting the release and:

(A) an Officers’ Certificate stating that:

(1) there is no Default or Event of Default in effect or continuing on the date thereof;

(2) the release of such Collateral will not result in a Default or an Event of Default; and

(3) the substitution of such Collateral complies with the applicable provisions of the relevant Security Document; and

(4) all conditions precedent in this Indenture and the Security Documents relating to the release in question have been complied with; and

(B) all documentation necessary or reasonably requested by the Trustee to grant to the Trustee a perfected first priority security interest (subject only to Permitted Collateral Liens) in and Lien on the assets substituted for such Collateral; and

(C) all documentation required by the TIA (including without limitation TIA § 314(d)) prior to the release of Collateral by the Trustee (whether or not the Indenture is then required to be qualified under the TIA);

(v) unless a Default has occurred and is continuing, the Company or the applicable Guarantor will have the right to remain in possession and retain exclusive control of the Collateral (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral and deposited with the Trustee, including in an Asset Sale Proceeds Account), to freely operate the Collateral and to collect, invest and dispose of any income thereon;

(vi) so long as no Default has occurred and is continuing or would result therefrom, the Company and the Guarantors may, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to the Collateral in accordance with the provisions of this Indenture and the applicable Security Documents, including, without limitation,

(A) transferring any asset subject to the Lien of the Security Documents which has become damaged, worn out or obsolete, and which either has an aggregate fair market value, taken together with all other assets transferred pursuant to this clause (A) since the Issue date of less than $100,000 or is replaced by an asset of substantially equivalent or greater value which becomes subject to the Lien of the Security Documents as Collateral;

(B) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; and

(C) demolishing, dismantling, tearing down, scrapping or abandoning any Collateral if, in the good faith opinion of the Board of the Company, as evidenced by a Board Resolution such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Company or such Guarantor and would not adversely affect in any material respect the rights of the Holders of the Notes under this Indenture and the Security Documents; and

The Trustee will execute all documents reasonably requested by the Company to confirm the release from the Lien of this Indenture and the Security Documents of any Collateral disposed of or otherwise transferred in accordance with Section 10.03(b).

Neither the Company nor any Guarantor shall transfer any Collateral to any person other than to the Company, a Guarantor or a Person which will become a Guarantor simultaneously with such transfer, unless the Liens on such Collateral created under the Security Documents are released in accordance with the provisions of this Section 10.03 or such transfer has otherwise been conducted in accordance the provisions of Section 10.03.

(c) The fair value of Collateral released from the Liens and security interest created by this Indenture and the Security Documents pursuant to the terms of the Security Documents shall not be considered in determining whether the aggregate fair value of the Collateral released from the Liens and security interest created by this Indenture and the Security Documents in any calendar year exceeds the 10% threshold specified in TIA § 314(d)(1).

SECTION 10.04.	Suits To Protect Collateral.

Subject to Sections 7.01 and 7.02, the Trustee may, subject to the provisions of the Security Documents, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to enforce any of the terms of the Security Documents and collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors under this Indenture, the Notes and the Subsidiary Guarantees. Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien and security interest created by this Indenture and the Security Documents or be prejudicial to the interests of the Holders or the Trustee).

SECTION 10.05.	Powers Exercisable by Receiver or Trustee.

In case Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X and the Security Documents upon the Company and the Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers of the Company or a Guarantor required by the provisions of this Article X.

SECTION 10.06.	Determinations Relating to Collateral.

In the event (i) the Trustee shall receive any written request from the Company or any Guarantor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company’s or any Guarantor’s obligations with respect thereto, (ii) there shall be required from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (iii) a Responsible Officer of the Trustee shall become aware of any nonperformance by the Company or any Guarantor of any covenant or any breach of any representation or warranty of the Company or any Guarantor set forth in any Security Document, and, in the case of clause (i), (ii) or (iii) above, the Trustee’s response or action is not otherwise specifically contemplated hereunder or under the applicable Security Documents, then, in each such event, the Trustee shall, within ten Business Days, advise the Holders, in writing and at the Company’s expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee has become aware. The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes pursuant to Section 6.05 shall have the exclusive authority to direct the Trustee’s response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. In the event the Trustee shall be required to respond to any of the circumstances contemplated in this Section 10.06, the Trustee shall not be required so to respond unless it shall have received written authority by not less than a majority in aggregate principal amount of the then outstanding Notes; provided further that the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 10.07.	Certificates of the Company and the Guarantors.

Whether or not this Indenture is then required to be qualified under the TIA, the Company and the Guarantors shall comply (or cause compliance) with TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of this Indenture and the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of this Indenture and the Security Documents. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company or a Guarantor, as applicable, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

SECTION 10.08.	Certificates of the Trustee.

In the event that the Company or any Guarantor wishes to release Collateral in accordance with this Indenture and the Security Documents and has delivered the certificates and documents required by this Indenture and the Security Documents, the Trustee shall determine whether it has received all documentation required by TIA § 314(d) in connection with such release based on the Opinion of Counsel delivered pursuant to Section 12.04. The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to certify that it has received such documentation which on their face conform to TIA § 314(d).

SECTION 10.09.	Recording, Registration and Opinions; Trustee’s Disclaimer regarding Collateral.

(a) As required by the provisions of Section 314(b) of the TIA, the Company and, if applicable, the Subsidiary Guarantors shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents (subject only to Permitted Liens), including without limitation, arranging for the notation of liens on certificates of title, the filing of financing statements, continuation statements, mortgages and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property now or hereafter at any time comprising the Collateral. The Company shall from time to time promptly pay all financing, continuation statements and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Security Documents, The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

(b) The Company shall furnish to the Trustee on the anniversary of the Issue Date in each year, beginning with 2005, an Opinion of Counsel, dated as of such date, which complies with TIA § 314(b)(2), either (i)(x) stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of Collateral, recording of appropriate notations on certificates of title evidencing the Liens arising under the Security Documents, recordings, registrations, filings, re-recordings, re-registrations and refilings of this Indenture, the Security Documents and all supplemental indentures, financing statements, continuation statements and other instruments of further assurance as are necessary to maintain the perfected Liens of the Security Documents under applicable law in those items of Collateral that can be perfected by such notations or the filing, recordings, registrations or delivery and reciting with respect to such Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements, and other documents have been executed and filed and all such other steps taken that are necessary, as of such date and during the succeeding 12 months, fully to create (with respect to any substitute or additional

Collateral following the Issuer Date) and maintain the perfection of the security interests of the Trustee hereunder and under the Security Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12 month period and such continuation statement or other instrument is not effective if filed at the time of the opinion, such opinion may so state and in that case the Company shall cause a continuation statement or other instrument to be timely filed so as to maintain such Liens and security interests and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement or other instrument; or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

(c) Notwithstanding anything to the contrary set forth in this Indenture or in any other Security Document, the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise creating, perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent, independent contractor or bailee selected by the Trustee in good faith.

Notwithstanding anything to the contrary set forth in this Indenture or in any other Security Document, the Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral, or for the creation, validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

ARTICLE XI

GUARANTEES

SECTION 11.01.	Subsidiary Guarantees.

Subject to Section 11.04 hereof, each Person who in the future becomes a Guarantor by executing a supplemental indenture in the form attached to this Indenture as Exhibit E shall, jointly and severally, unconditionally guarantee, on a senior basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes and the Obligations of the Company hereunder and thereunder, that:

(a) the principal of, and premium, if any, and interest (including Additional Interest), if any, on, the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and premium, if any, and (to the extent permitted by law) interest (including Additional Interest), if any, on, the Notes, and all other payment obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and

(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise.

Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder and under the Notes in the same manner and to the same extent as the Obligations of the Company hereunder and under the Notes. This is a guarantee of payment and not of collection, and, to the maximum extent permitted by applicable law, each Guarantor hereby waives and agrees not to assert or take advantage of, and each Guarantor’s liability under its Subsidiary Guarantee shall be absolute and unconditional irrespective of:

(i) any right to require the Trustee to proceed against the Company or any other Person or to resort to, proceed against or exhaust any security held by it at any time or to pursue any other remedy in its power before proceeding against such Guarantor;

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of any of the obligations guaranteed hereunder;

(iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of, or revocation hereof by such Guarantor or the revocation or repudiation of any of the Notes, this Indenture or the Security Documents by the Company, any other Guarantor or any other Person or the failure of any Guarantor to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the Company or any other Person;

(iv) the unenforceability in whole or in part of the Notes, this Indenture or the Security Documents or any other instrument, document or agreement;

(v) any election, in any proceeding by or against the Company or any other Person under the Bankruptcy Code, of the application of Section 1111(b)(2) of such Code;

(vi) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;

(vii) demand, presentment, protest and notice of any kind, and notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Company, a Guarantor or any other Person under this or any other instrument, in connection with any of the obligations guaranteed hereunder or any collateral now or hereafter given for any of such obligations;

(viii) any defense based upon an election of remedies by the Trustee, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of such Guarantor or any other Guarantor, or the right of such Guarantor, any other Guarantor or any other Person to proceed against the Company for reimbursement, or both;

(ix) any suretyship defense or right of any nature otherwise available to such Guarantor under the laws of any state; and

(x) any rights to direct the manner in which, or the order in which, the Trustee must proceed to recover against any collateral given by such Guarantor, any other Guarantor or any other Person to secure the obligations secured hereunder, including, without limitation, any prohibition against obtaining a deficiency judgment and any requirement that any deficiency judgment be obtained only through judicial proceedings.

The Company and the Guarantors are obligated and fully liable for all amounts due under the Note Obligations. The Trustee has the right to sue on the Note Obligations and obtain a judgment against the undersigned Obligors for satisfaction of all amounts due under the Note Obligations either before, after or without a judicial foreclosure of any Lien on any Collateral. Each Guarantor hereby acknowledges that none of the Trustee, any Holder and any other Person have a duty to disclose to such Guarantor any facts such Person may now or hereafter know about the Company, regardless of whether such Person has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor or has a reasonable opportunity to communicate such facts to such Guarantor, it being understood and agreed that each Guarantor is fully responsible for being and keeping informed of the financial condition of the Company and of all circumstances bearing on the risk of nonpayment or nonperformance of any obligations hereby guaranteed. Each Guarantor further acknowledges that the suretyship defenses and rights waived hereunder may provide partial or complete defenses to the recovery by the Trustee from such Guarantor and/or grant such Guarantor certain rights, the enforcement or realization of which could reduce or eliminate such Guarantor’s liability hereunder to the Company.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right to exercise any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby, until all Obligations are paid in full. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor pursuant to Section 11.04 hereof after the Notes and the Obligations hereunder shall have been paid in full to the Holders under the Subsidiary Guarantees.

SECTION 11.02.	Execution and Delivery of Subsidiary Guarantee or Supplemental Indenture; Notation of Subsidiary Guarantee.

To effect any additional Subsidiary Guarantee set forth in Section 11.01 hereof, any future Guarantor shall execute and deliver a supplemental indenture substantially in the form of Exhibit E hereto, which supplemental indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each or any Note a notation of such Subsidiary Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03.	Termination, Release and Discharge.

(a) Upon the sale or disposition of a Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets), and whether or not the Guarantor is the surviving corporation in such transaction, to a Person which, after giving effect to such transaction, is not the Company or a Restricted Subsidiary, and which sale or disposition is otherwise in compliance with this Indenture (and for the avoidance of doubt, without regard to the application of Section 11.03(b)), then (i) such Guarantor will be automatically released from all its obligations under this Indenture and its Subsidiary Guarantee, the Registration Rights Agreement and the Security Documents to which it is a party, (ii) such Subsidiary Guarantee will terminate and (iii) the Liens, if any, on the Collateral encumbered by such Guarantor pursuant to the Security Documents shall be released with respect to the Notes. For the avoidance of doubt, the provisions of Section 11.03(b) will have no application to any sale or disposition of a Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) described in this Section 11.03(a).

(b) Except as provided in a transaction covered by Section 11.03(a), the Company will not permit any Guarantor to, directly or indirectly, consolidate with or merge with or into any Person (other than the Company or another Guarantor), unless:

(1) (i) the resulting, surviving or transferee Person will expressly assume, by supplemental indenture substantially in the form of Exhibit E hereto, executed and delivered to the Trustee, all the obligations of such Guarantor under its Subsidiary Guarantee, this Indenture, the Registration Rights Agreement and the Security Documents to which it is a party and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to the surviving entity, together with such financing statements or other filings as may be required to perfect any Liens in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states or such other filing under similar statutes; and (ii) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; or

(2) the transaction is made in compliance with Section 4.10.

(c) Each Guarantor will be deemed released from all its obligations under this Indenture, its Security Documents, its Subsidiary Guarantee and the Registration Rights Agreement, and such Subsidiary Guarantee will terminate, upon (i) the Legal Defeasance or Covenant Defeasance of the Notes pursuant to the provisions of Article VIII hereof or (ii) the liquidation or dissolution of such Guarantor.

(d) Each Guarantor will be released from its obligations under this Indenture, its Security Documents, its Subsidiary Guarantee and the Registration Rights Agreement if the Company designates such Guarantor as an Unrestricted Subsidiary, and such designation complies with the other applicable provisions of this Indenture.

(e) Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that any of the foregoing has occurred, the Trustee shall execute any documents reasonably required in order to evidence the applicable release and termination.

SECTION 11.04.	Limitation on Guarantor Liability; Contribution.

For purposes hereof, and notwithstanding any term or provision of this Indenture to the contrary, the obligations of each Guarantor hereunder will be limited to the lesser of (i) the aggregate amount of the Note Obligations of the Company and (ii) the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Note Obligations of such other Guarantor, result in the Note Obligations of such Guarantor not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally; provided that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors as set forth below, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors shall agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the net assets (determined in accordance with GAAP) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s Obligations with respect to its Subsidiary Guarantee.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01.	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties shall control.

SECTION 12.02.	Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered to the others’ address as follows:

If to the Company, any Guarantor, any other Obligor or any Subsidiary of the Company:

10405 New Berlin Rd. East

Jacksonville, FL 32226

Fax No.: (904) 751-7444

Attention: William G. Gotimer, Jr.

If to the Trustee:

Wells Fargo Bank, National Association

Corporate Trust Services

213 Court Street, Suite 703

Middleton, CT 06457

Fax No.: (860) 704-6219

Attention: Trailer Bridge

The Company, any Guarantor, or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when answered back, if telexed; (iv) when receipt acknowledged, if faxed; and (v) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.	Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, manager, incorporator, partner, member or stockholder or other owner of Capital Stock of the Company or any of its Subsidiaries, or of any member, partner or stockholder of any such entity, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08.	Governing Law.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 12.09.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.	Successors.

Except as expressly provided in this Indenture, all agreements of the Company in this Indenture and the Notes shall bind its successors. Except as expressly provided in this Indenture, all agreements of each Guarantor in this Indenture and the Subsidiary Guarantees shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11.	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12.	Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13.	Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14.	Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under this Indenture, the Notes or the Security Documents shall be in the English language.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and delivered all as of the date and year first written above.

SIGNATURES

Dated as of December 1, 2004

TRAILER BRIDGE, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Signature Page

EXHIBITS

Exhibit A	FORM OF NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E	FORM OF SUPPLEMENTAL INDENTURE – ADDITIONAL SUBSIDIARY GUARANTEES

Exhibits

EXHIBIT A

(Face of Note)

CUSIP/ISIN

9¼% Senior Secured Notes due 2011

No. [ ]	$

TRAILER BRIDGE, INC.

For value received, Trailer Bridge, Inc., a Delaware corporation, promises to pay to or registered assigns,

the principal sum of

U.S. dollars [in Global Note -, as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto] on                          , 2011.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Note are set forth in the other side of this Note.

IN WITNESS WHEREOF, Trailer Bridge, Inc. has caused this Note to be duly signed and delivered by its duly authorized office.

TRAILER BRIDGE, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE

OF AUTHENTICATION

This is one of the 9¼% Senior Secured Notes due 2011 referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	Dated:
Authorized Signatory

(Back of Note)

9¼% Senior Secured Notes due 2011

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Trailer Bridge, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at a rate of 9.25% per annum. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), and at maturity. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that the first Interest Payment Date shall be May 15, 2005. The Company shall pay interest (including postpetition interest in any proceeding under the Bankruptcy Code) on overdue principal and premium, if any, from time to time on demand at 1% over the rate borne on the Notes; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at 1% over the same rate, in each case, to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the May 1 and November 1 next preceding the Interest Payment Date, even if such Notes are canceled on registration of transfer or exchange after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within the United States of America, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest, premium and Additional Interest on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Notes under an Indenture dated as of December 1, 2004 (“Indenture”) between the Company and the Trustee, as the same may be amended, modified or supplemented from time to time. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent not prohibited by applicable law.

5. Optional Redemption. The Notes may be redeemed at the Company’s option to the extent and at the prices set forth in Article III of the Indenture.

6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Additional Interest, if any, cease to accrue on Notes or portions thereof called for redemption.

7. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

8. Collateral and Security. The Notes and the Subsidiary Guarantees will be secured by first priority Liens (subject to Permitted Collateral Liens), granted to the Trustee for the benefit of the holders of the Notes, as provided in the Indenture and the Security Documents.

9. Repurchase at Option of Holder.

(a) The Indenture provides that upon the occurrence of a Change of Control or an Asset Disposition and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

(b) Holders of Notes that are the subject of an offer to purchase will receive a Change of Control Offer, an Asset Sale Offer or a Collateral Proceeds Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

12. Amendment, Supplement and Waiver. Without the consent of any Holder of a Note, the Indenture, the Notes and the Security Documents may be amended or supplemented by the Company, Guarantors and the Trustee for certain specified purposes, including among other things, to cure any ambiguity, omission, defect or inconsistency, to maintain the qualification of the Indenture under the TIA, and to make changes that do not adversely affect the rights of any Holder. Subject to certain exceptions requiring the consent of all Holders of the particular Notes to be affected, the Indenture, the Notes and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company, the Guarantors and the Restrictive Subsidiaries to, among other things, Incur additional Indebtedness, make payments in respect to their Capital Stock or certain Indebtedness, make certain Investments, create or incur Liens, engage in certain activities, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends or make distributions, merge or consolidate with other Persons or transfer assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

14. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default arises from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Under certain circumstances, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

16. No Recourse Against Others. A director, officer, employee, manager, incorporator, partner, member or stockholder of the Company or any Subsidiary of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or Guarantors under the Notes, the Subsidiary Guarantees, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17. Subsidiary Guarantees. The Notes will be entitled to the benefits of certain Subsidiary Guarantees that may be made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

18. Authentication. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Initial Notes shall have all the rights set forth in the Registration Rights Agreement dated as of December 1, 2004, among the Company and the parties named on the signature pages.

21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and/or the Security Documents. Requests may be made to:

Trailer Bridge, Inc.

10405 New Berlin Road East

Jacksonville, Florida 32226

Attention: Chief Executive Officer

22. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE.

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:

(Sign exactly as your name appears on the face of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to 4.10 or 4.17 of the Indenture, check the box below:

☐  Section 4.10             ☐  Section 4.17

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$_____________________

Date:
Your Signature:

(Sign exactly as your name appears on the face of the Note)

Tax Identification No.:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE***

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Trailer Bridge, Inc.

10405 New Berlin Road East

Jacksonville, Florida 32226

Attention: General Counsel

Wells Fargo Bank, National Association

Corporate Trust

Sixth Street and Marquette Avenue

MACN 9303-120

Minneapolis, Minnesota 55489

Fax No.: (612) 667-9825

Attention: Corporate Trust Administration

Re: Trailer Bridge, Inc. 9¼% Senior Secured Notes due 2011

Reference is hereby made to the Indenture, dated as of December 1, 2004 (the “Indenture”), between Trailer Bridge, Inc., as issuer (the “Company”), and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”), owns and proposes to transfer the Note[s] or interest in such in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d) ☐ such Transfer is being effected to an accredited investor within the meaning of Rule (501)(a)(1), (2), (3) or (7) under the Securities Act (“Institutional Accredited Investor”) or pursuant to another exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by, if the Transfer is to an Institutional Accredited Investor, a certificate executed by the Transferee in the form of Exhibit D to the Indenture. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ); or

(iii)	☐ IAI Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Trailer Bridge, Inc.

10405 New Berlin Road East

Jacksonville, Florida 32226

Attention: General Counsel

Wells Fargo Bank, National Association

Corporate Trust

Sixth Street and Marquette Avenue

MACN 9303-120

Minneapolis, Minnesota 55489

Fax No.: (612) 667-9825

Attention: Corporate Trust Administration

Re: Trailer Bridge, Inc. 9¼% Senior Secured Notes due 2011

(CUSIP/ISIN)

Reference is hereby made to the Indenture, dated as of December 1, 2004 (the “Indenture”), between Trailer Bridge, Inc., as issuer (the “Company”) and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                             (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted

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Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING

INSTITUTIONAL ACCREDITED INVESTOR

[Note: As of the Issue Date, no CUSIP or ISIN number has been obtained for an IAI Note, and, among other conditions, the Note contemplated in this Form will require the issuance of a separate CUSIP/ISIN number]

Trailer Bridge, Inc.

10405 New Berlin Road East

Jacksonville, Florida 32226

Attention: General Counsel

Wells Fargo Bank, National Association

Corporate Trust

Sixth Street and Marquette Avenue

MACN 9303-120

Minneapolis, Minnesota 55489

Fax No.: (612) 667-9825

Attention: Corporate Trust Administration

Re: Trailer Bridge, Inc. 9¼% Senior Secured Notes due 2011

Reference is hereby made to the Indenture, dated as of December 1, 2004 (the “Indenture”), between Trailer Bridge, Inc., as issuer (the “Company”), and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Note, or

(b)	☐ a Definitive Note,

we confirm that:

1.	we are an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), or an entity in which all of the equity owners are accredited investors within the meaning of Rule (501)(a)(1), (2), (3) or (7) under the Securities Act (an “institutional accredited investor”);

2.	(A) any purchase of the Notes by us will be for our own account or for the account of one or more other institutional accredited investors or as fiduciary for the account of one or more trusts, each of which is an “accredited investor” within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a “bank,” within the meaning of Section 3(a)(2) of the Securities Act, or a “savings and loan association” or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

3.	we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

4.	we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdictions, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control;

5.	we have received a copy of the Offering Memorandum relating to the offering of the Notes and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes; and

6.	(A) we are not an employee benefit plan or other arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include assets of such a plan or arrangement (pursuant to 29 C.F.R. Section 2510.3-101 or otherwise), and we are not purchasing (and will not hold) the Notes on behalf of, or with the assets of, any such plan, arrangement or entity; or (B) our purchase and holding of the Notes are completely covered by the full exemptive relief provided by U.S. Department of Labor Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

We understand that the Notes were offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act or any state securities laws, and they were offered for resale in transactions not requiring registration under the Securities Act. We agree, on our own behalf, and on behalf of each account for which we acquire any Notes, that if in the future we decide to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only (a) to the Company or a subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) inside the United States to a person who is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (d) inside the United States, to an institutional accredited investor that, prior to such transfer, furnishes to the trustee, a signed letter similar to this letter containing certain representations relating to restrictions on transfer of the note evidenced hereby, (e) pursuant to offers and sales to Non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of any State or any other applicable jurisdiction and in accordance with the legends set forth on the Notes. We further agree to provide any person purchasing any of the Notes other than pursuant to clause (b) above from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that any Notes we receive will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

We acknowledge that you and the Company will rely upon the truth and accuracy of our acknowledgments, confirmations and agreements in this letter. Further, we acknowledge and agree that you and the Company are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or, official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

ADDITIONAL SUBSIDIARY GUARANTEES

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , 20     among Trailer Bridge, Inc., a Delaware corporation (the “Company”), [name of Guarantor] (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented and in effect, the “Indenture”), dated as of December 1, 2004, providing for the issuance of its 9¼% Senior Secured Notes due 2011;

WHEREAS, Article XI of the Indenture provides that under certain circumstances the Company may or must cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guarantor hereby agrees, jointly and severally with all other Guarantors, to unconditionally guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all of the provisions of the Indenture applicable to a Guarantor thereunder and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, partner, member, agent, shareholder or other owner of Capital Stock of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. Severability Clause. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the date first above written.

TRAILER BRIDGE, INC.

By:
Name:
Title:

[Guarantor]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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